UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 31, 2008 (January 25, 2008)

WRIGHT EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

97 Darling Avenue, South Portland, ME	04106

Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code	(207) 773-8171

  (Former name or former address if changes since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The disclosure set forth in Item 4.02 below is incorporated by reference.
Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On January 25, 2008, Management and the Audit Committee of the Board of Directors of Wright Express Corporation (the “Committee” and “Company,” respectively) concluded that the Company’s financial statements for the second and third quarters of 2007, as reported on Forms 10-Q filed on August 7 and November 7, 2007 and Forms 8-K furnished on August 7 and October 31, are incorrect. Accordingly, the Company is filing this Form 8-K today to report that the previously issued financial statements and earnings releases should no longer be relied upon.
Wright Express has concluded that corrections to its previously issued financial statements are necessary to recognize a change in the State of Maine tax law enacted on June 7, 2007 for tax years beginning on or after January 1, 2007. The new law effectively reduced the Company’s taxable income or loss apportioned to Maine. This resulted in decreases in the amount of the Company’s net deferred tax assets and related contractual liability to Avis Budget Group, Inc. as well as a decrease in the Company’s blended state income tax rate. The Company has determined that its Forms 10-Q for the second and third quarters of 2007 require restatement.
The Company’s management and the Committee have discussed this matter with Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm.
The Company issued a press release concerning this matter on January 31, 2008, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

99.1	Press release of Wright Express Corporation dated January 31, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT EXPRESS CORPORATION
Date: January 31, 2008	By:	/s/ Melissa D. Smith

Melissa D. Smith
CFO and Executive Vice President, Finance
and Operations (principal financial officer)

WRIGHT EXPRESS CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated January 31, 2008
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Wright Express Corporation dated January 31, 2008